As filed with the Securities and Exchange Commission on May 31, 2011

Registration No. 333-173538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHINA SHOUGUAN MINING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	27-2513824
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6009 Yitian Road

New World Center Rm. 3207

Futian District, Shenzhen

People’s Republic of China

Telephone 0086-755-82520008

Facsimile 0086-755-82520156

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   .  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-173538

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
Common Stock	None

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.0001par value per share, of China ShouGuan Mining Corporation (the “Registrant”). A description of the Shares is contained under the heading “Description of Securities” in the Registrant’s registration statement on Form S-1, which registration statement was originally filed under the Securities Act of 1933 on July 2, 2010 (Registration No. 333-167964. The original registration statement on Form S-1 and all amendments thereto can be found in its entirety on the Securities and Exchange website at www.sec.gov under Registrant’s name; such description is incorporated herein by this reference.

Item 2.	Exhibits.

The exhibits referenced below and required to be filed herein can be found as Exhibits to our original registration statement at www.sec.gov, filed on July 2, 2010, and are incorporated herein by reference:

1.	Form of Share Certificate (Exhibit 4)

2.	Articles of Incorporation (Exhibit 3.1)

3.	Blaws (Exhibit 3.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 31, 2011

CHINA SHOUGUAN MINING CORPORATION

By	/s/ Feize Zhang
Name:	Feize Zhang
Title:	Principal Executive Officer

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